                                                                     Exhibit 4.4

                             COSTILLA ENERGY, INC.


No.
                                                             CUSIP No. 22161GAB9


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS

         SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO COSTILLA ENERGY, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF OCTOBER 1, 1996, AS AMENDED BY THE FIRST SUPPLEMENTAL INDENTURE DATED AS OF JANUARY 16, 1998, BETWEEN COSTILLA ENERGY, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                                  GLOBAL NOTE
                   REPRESENTING 10 1/4% SENIOR NOTES DUE 2006


                 Costilla Energy, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on October 1, 2006.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                        COSTILLA ENERGY, INC.


                                        By:

                                             Name:
                                             Title:

[Corporate Seal]

Attest:


By:
         Name:
         Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,
         as Trustee, certifies that this
         is one of the Notes referred to
         in the Indenture.


By:
         Authorized Signatory

                          REVERSE SIDE OF GLOBAL NOTE


                             COSTILLA ENERGY, INC.

                                  GLOBAL NOTE
                   REPRESENTING 10 1/4% SENIOR NOTES DUE 2006


                 i.               Indenture.

                 This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 1/4% Senior Notes due 2006" (herein called the "Notes") limited in aggregate principal amount to $80,000,000, issued under an indenture dated as of October 1, 1996, as amended by the First Supplemental Indenture dated as of January 16, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company, certain subsidiaries of the Company and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, subsidiaries of the Company that have guaranteed the payment of the Notes (the "Subsidiary Guarantors"), the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                 The Indenture restricts, among other things, the Company's and its Subsidiaries' ability to incur additional indebtedness and issue preferred stock, incur liens, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness, merge or consolidate with any other person, sell stock of Subsidiaries or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. The Indenture permits, under certain circumstances, Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

                 ii.              Principal and Interest.

                 Costilla Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on October 1, 2006.

                 The Company shall pay interest on this Note at a rate of 10 1/4% per annum semiannually in arrears on April 1, and October 1, of each year, commencing on April 1, 1998, to the Holder hereof until the principal amount hereof is paid or duly provided for. Interest shall accrue from the original issue date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on March 15, or September 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                 To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, and Defaulted Interest (without regard to any applicable grace period), at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

                 iii.             Method of Payment.

                 The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                 iv.              Paying Agent and Registrar.

0                 Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

                 v.               Optional Redemption.

                 The Notes may not be redeemed at the Company's option prior to October 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) to the applicable Redemption Date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:


                 Year                                                        Percentage
                 ----                                                        ----------
                 2001                                                        105.125%
                 2002                                                        103.417%
                 2003                                                        101.708%
                 2004 and thereafter                                         100.000%

                 Notwithstanding the foregoing, at any time on or before October 1, 1999, the Company may (but shall not have the obligation to) redeem up to $30.0 million in aggregate principal amount of the Notes and Existing Notes (as defined in the Indenture) at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, with the net proceeds of an Equity Offering made by the Company; provided that at least $150.0 million in aggregate principal amount of Notes and Existing Notes remains outstanding immediately after the occurrence of such redemption.

                 The Notes are not subject to any sinking fund.

                 vi.      Notice of Redemption.

                 At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

                 If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note at the close of business on such Record Date.
If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable

Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

                 vii. Repurchase at the Option of Holders upon Change of Control.

                 Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date.

                 Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                 viii.    Repurchase at the Option of Holders upon Asset Sale.

                 If at any time the Company or any Subsidiary engages in any Asset Sale, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                 Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Payment Date.

                 ix.              The Global Note.

                 So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

                 The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

                 Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                 x.               Transfer and Exchange.

                 The Holder of this Global Note shall, by acceptance of this Global Note, agree that transfers of beneficial interests in this Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form.

                 Transfers of this Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in this Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                 This Global Note shall be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is Unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; provided that the principal amount of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations hereon pursuant to Section 2.05(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note or any portion hereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee.

                 The Holder of this Note shall have the right to obtain from the Company the information specified in Section 4.16 of the Indenture.

                 xi.              Denominations.

                 The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

                 xii.             Unclaimed Money.

                 If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

                 xiii.            Discharge and Defeasance.

                 Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

                 xiv.             Amendment, Waiver.

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Subsidiary Guarantees or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture and the Subsidiary Guarantees, without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Subsidiary Guarantees or the Notes (i) to evidence the succession of another Person to (A) the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes or (B) a Subsidiary Guarantor and the assumption by such successor of the covenants of such Subsidiary Guarantor contained in its Subsidiary Guarantee; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or any Subsidiary; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes or the Subsidiary Guarantees; (vii) to cure any ambiguity in the Indenture or the Subsidiary Guarantees, to correct or supplement any provision in the Indenture or the Subsidiary Guarantees which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to release any Subsidiary Guarantor pursuant to the Indenture.

                 xv.              Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                 Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if a Events of Default have been cured or waived except nonpayment of principal, interest or premium that has become due solely because of the acceleration.

                 xvi.              Subsidiary Guarantee.

                 Subject to the limitations set forth in the Indenture and the Subsidiary Guarantees, the payment of principal of, premium, if any, and interest on the Notes will be guaranteed by each Subsidiary Guarantor.

                 xvii.             Individual Rights of Trustee.

                 Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

                 xviii.            No Recourse Against Certain Others.

                 No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

                 xix.             Governing Law.

                 THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                 The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                             Costilla Energy, Inc.
                             400 West Illinois, 10th Floor
                             Midland, Texas 79701
                             Attention:  Chief Financial Officer

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT


The initial principal amount at maturity of this Note shall be $79,480,000. The following decreases/increase in the principal amount at maturity of this Note have been made:

                                                                 Total Principal
                                                                 Amount at                     Notation
                   Decrease in           Increase in             Maturity                      Made by
Date of            Principal             Principal               Following such                or on
Decrease/          Amount at             Amount at               Decrease/                     Behalf of
Increase           Maturity              Maturity                Increase                      Trustee
---------          -----------           -----------             --------------                ---------

---------          -----------           -----------             -------------                 ---------

---------          -----------           -----------             -------------                 ---------

---------          -----------           -----------             -------------                 ---------

---------          -----------           -----------             -------------                 ---------

---------          -----------           -----------             -------------                 ---------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                 if such Holder desires to transfer this Note)


FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE


  -------------------------------------------------------------------------
                (Please print name and address of transferee)


this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.



Dated:
      ---------------------

---------------------------
Signature of Holder                               Signature Guaranteed by an
                                                  institution member of the
                                                  Signature Guaranty Medallion
                                                  Program:


NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to
         Section 4.07 of the Indenture, the undersigned hereby elects to have

         [ ]     the entire principal amount

         [ ] $_________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

         [ ]     the entire principal amount

         [ ] $_________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.

Dated:



Signature of Holder                               Signature Guaranteed by an
                                                  institution member of the
                                                  Signature Guaranty Medallion
                                                  Program

NOTICE: The signature to the foregoing must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.